UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2012

PIONEER BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Virginia	0-30541	54-1278721
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

263 East Main Street

P.O. Box 10

Stanley, Virginia 22851

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (540) 778-2294

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

Pioneer Bankshares, Inc. (“Company”) held its annual shareholders’ meeting on Wednesday, May 16, 2012. At the annual meeting, shareholders elected each of the persons listed below to serve as a director of the Company for a term of three years and to continue in office until a successor has been elected or until his resignation or removal in such a manner as prescribed by the Articles of Incorporation of the Company. The independent inspectors of election reported the following totals as the final vote for each director elected:

Proposal 1:	Election of Directors.

Nominees	Votes For	Votes Against	Votes Withheld	Votes Abstained	Broker Non-Votes

Patricia G. Baker	757,697	—	102,666	—	—
Kyle L. Miller	756,769	—	103,594	—	—
Robert E. Long	756,769	—	103,594	—	—

There were no other items of business requiring a vote of security holders at this meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER BANKSHARES, INC.

By:	/s/ THOMAS R. ROSAZZA
Thomas R. Rosazza
President and Chief Executive Officer

May 17, 2012